FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


          FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT dated as of March 8, 2000, by and between CLIFFSTAR CORPORATION, a Delaware corporation ("Cliffstar") and NORTHLAND CRANBERRIES, INC., a Wisconsin corporation ("Northland").


                                    RECITALS

          A. Cliffstar and Northland have entered into that certain Asset Purchase Agreement dated as of January 5, 2000 (the "Asset Purchase Agreement").

          B. Cliffstar and Northland have agreed that the closing of the transactions contemplated in the Asset Purchase Agreement shall occur on March 8, 2000 (the "Closing").

          C. In order to address the transition of the operation and management of the Private Label Juice Business to be acquired by Cliffstar pursuant to the Asset Purchase Agreement, Cliffstar and Northland have agreed to enter into a Transition Agreement at the Closing (the "Transition Agreement").

          D. Cliffstar and Northland desire to amend the Asset Purchase Agreement in certain respects.

          NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein, the parties hereto agree as follows:

          1.   Definitions. Any and all capitalized terms used herein shall have
the  meanings   ascribed  to  them  in  the  Asset  Purchase   Agreement  unless
specifically defined herein.

          2.   Amendment of Section 1.1.

               (a) Section 1.1 of the Asset Purchase Agreement is hereby amended by adding the following phrase after the parenthetical at the end of the fourth line thereof:

                    "provided, however, that the transfer, sale and purchase of Raw Materials Inventory and Work-In-Process Inventory (as defined below) shall occur at the Termination Date as defined and set forth in Section 13 of the Transition Agreement:"



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               (b)  Section  1.1.(a)(iv)  is hereby  amended  by  replacing  the amount of 150,000 gallons with the amount of 135,000 gallons.

          3. Amendment of Section 3.2.(b). Section 3.2.(b) of the Asset Purchase Agreement is hereby amended by substituting the form of Promissory Note attached as Exhibit A thereto with the form of Promissory Note attached hereto as Exhibit A.

          4. Amendment of Section 3.2.(c). Section 3.2.(c) of the Asset Purchase Agreement is hereby amended by deleting the first two sentences thereof and replacing them with the following:

                    "Within 10 business days after the final determination of the Annual Earnout Payment pursuant to Section 3.3.(c) below, Cliffstar shall pay to Northland an amount equal to the Annual Earnout Amount reduced by principal payments made to Northland on the Promissory Note due during such Earnout Year. Earnout Amount payments with respect to an Earnout Year in excess of principal payments made to Northland on the Promissory Note due during such Earnout Year will be credited against future principal payments due on the Promissory Note in inverse order of maturity as provided in the Promissory Note."

          5.   Amendment of Section 3.2.(d).

               (a) Section 3.2.(d)(i) of the Asset Purchase Agreement is hereby replaced with the following:

                    (i) Interim Inventory Amount. At the Closing, Cliffstar shall deliver to Northland, by wire transfer of immediately available funds (in accordance with appropriate wire transfer instructions previously delivered by Northland to Cliffstar), an amount equal to 80% of the Finished Goods Inventory Purchase Price as shown on the books of Northland as of the Effective Time. Such amount (the "Interim Inventory Amount") shall be mutually agreed to by the parties on or before the Closing Date; and



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               (b)  Section 3.2.(d)(ii) is hereby amended by inserting the words
     "Finished Goods" before the word "Inventory" in the second line thereof.

          6. Amendment of Section 3.3.(a)(vii). Section 3.3.(a)(vii) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 3.3.(a)(vii):

                    (vii)  [Intentionally Left Blank]

          7. Amendment of Section 3.3.(a)(viii). Section 3.3.(a)(viii) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 3.3.(a)(viii):

                    (viii) [Intentionally Left Blank]

          8. Amendment of Section 3.3.(c)(i). Section 3.3.(c)(i) of the Asset Purchase Agreement is hereby amended by deleting the words "the greater of (A) the Minimum Annual Earnout Amount for such Year or (B)" from the second and third lines thereof.

          9. Amendment of Section 3.3.(c)(iii). Section 3.3.(c)(iii) is hereby deleted in its entirety and replaced with the following:

                    "If Northland disagrees with any items on the Cranberry Profits Statement or Annual Earnout Amount Statement, Northland shall notify Cliffstar in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail) within 30 days of receipt by Northland of the Cranberry Profits Statement and Northland may request during such 30-day period any additional information related thereto. Northland and Cliffstar shall thereafter negotiate in good faith to resolve any such disagreements. If Northland and Cliffstar are unable to resolve any such disagreements within 15 days of notification to Cliffstar of such disagreements, the disagreement shall be submitted to an accounting firm of nationally recognized standing to be mutually selected by Northland and Cliffstar, or if no agreement on such firm is reached, to such a firm selected by Northland's Accountants and Cliffstar's Accountants (the accounting firm so selected, shall be referred to herein as the "Resolving Accounting Firm"). The resolution of such disagreements by the Resolving Accounting Firm shall be final and binding on Northland and Cliffstar. In the event that the final determination of the Annual Earnout Amount by the Resolving Accounting Firm differs from the



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


                    Annual Earnout Amount Statement (the "Statement Differential") by five percent or less, Northland shall pay the fees and expenses of the Resolving Accounting Firm relating to the resolution of any such disagreements. In the event that the Statement Differential is greater than five percent, such fees and expenses shall be paid by Cliffstar. Within five days of resolution of the disagreements by the Resolving Accounting Firm, Cliffstar or Northland, as the case may be, shall pay to the other the additional amounts, if any, determined to be owing as a result of such resolution."

          10. Amendment to Section 3.3.(e). Section 3.3.(e) of the Asset Purchase agreement is hereby amended by deleting the words "Minimum Earnout Amount less" in the sixth line thereof.

          11. Amendment of Section 3.4.(a). Section 3.4.(a) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                              3.4.(a)  "Option.  Provided  that all  payments of
                    principal and interest on the Promissory Note and all payment of the Earnout Amount due Northland have been made, Cliffstar shall have a one-time option to terminate the
                    Earnout Period. Such option shall be exercisable and effective after exercise at any time on or before the last day of the 30th calendar month of the Earnout Period and all remaining obligations to make future payments of the Earnout Amount upon written notice as provided below and payment to Northland of the "Earnout Termination Payment." The Earnout Termination Payment shall be an amount equal to $50,000,000 less the sum of all principal payments made on the Promissory Note prior to the date of the Earnout Termination Payment. In the event that Cliffstar elects to terminate the Earnout Period and makes the Earnout Termination Payment to Northland pursuant to this Section 3.4, no payment of the Annual Earnout Amount shall be due for the Earnout Year during which termination occurs or any succeeding Earnout Year and this Agreement and all obligations of Cliffstar under Sections 3.2.(b) and (c) and Section 3.6 hereof shall terminate."



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



          12.  Amendment of Section 3.5.

               (a) Section 3.5.(a) is hereby deleted in its entirety and replaced with the following:

                              3.5.(a)  Inventory  Purchase  Price  Defined.  The
                    purchase price for the Inventory (the "Inventory Purchase Price") shall be the lower of Northland's cost basis (on a first-in, first-out ("FIFO") basis) or market determined in accordance with generally accepted accounting principles consistently applied for (i) the Finished Goods Inventory, determined as of the Effective Time (the "Finished Goods Inventory Purchase Price") and (ii) the Raw Materials and Work-In-Process Inventory, determined as of the Termination Date as provided in the Transition Agreement (the "Raw Materials and WIP Inventory Purchase Price").

               (b) Section 3.5.(b) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                              3.5.(b) Determination of Inventory Purchase Price.

                                      (i)   Finished Goods Inventory. A physical
                              inventory of the Finished Goods Inventory shall be taken as of the Effective Time by representatives of Northland, Cliffstar and Deloitte & Touche LLP. Within 30 days following the Closing Date, Cliffstar shall deliver to Northland an updated detailed schedule of its calculation of the Finished Goods Inventory Purchase Price based on such physical inventory and a copy of the workpapers used in the preparation of the inventory and calculation of the Finished Goods Inventory Purchase Price.

                                      (ii)  Raw    Materials    Inventory    and
                              Work-In-Process Inventory. A physical inventory of the Raw Materials Inventory and Work-In-Process Inventory shall be taken at the time and in the manner as provided in the Transition Agreement. Within 30 days of the completion of such physical inventory, Cliffstar shall deliver to Northland a detailed schedule of its calculation of the Raw Materials Inventory and Work-In-Process Inventory Purchase Price based on such physical inventory and a copy of the workpapers used in the taking of the inventory



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                              and   calculation   of  the  Raw   Materials   and
                              Work-In-Process Inventory Purchase Price.

                                      (iii) Resolution  of  Disputes.  Northland
                              may notify Cliffstar in writing within 20 business days following receipt of Cliffstar's calculation of the Finished Goods Inventory Purchase Price and/or for the Raw Materials and Work-In-Process Inventory Purchase Price that it does not agree with any values set forth thereon, in which case Northland and Cliffstar will use good faith efforts during the 30-day period following receipt of such written notice or notices to resolve any differences they may have as to the calculations thereof. Any such written notice shall identify with specificity the items or amounts with which Northland disagrees. If Northland and Cliffstar cannot reach agreement during such 30-day period, their disagreements shall be promptly submitted to Deloitte & Touche, which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it. The review of Deloitte & Touche will be restricted as to scope to address only those specific disagreements referred to it by Northland and Cliffstar. The final form of the determination of the Purchase Price for the inventories referred to in this
                              Section 3.5.(b) shall be determined by Deloitte & Touche as promptly as practicable following its engagement, shall confirmed in writing to, and shall be final and binding upon, Northland and Cliffstar for purposes of this Article 3. In the event that Northland and Cliffstar agree on either component of the Inventory Purchase Price, or both, without submission of disagreements to Deloitte & Touche, Cliffstar shall provide Northland with written confirmation of the final purchase price so agreed to, which, upon written acknowledgement by Northland, shall become the purchase price thereof for purposes of this
                              Section 3.5.



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               (c)  Section  3.5.(c) of the Asset  Purchase  Agreement is hereby amended by replacing the amounts of $4,350,000 and $435,000 in the third line thereof with the amounts of $3,915,000 and $391,500, respectively.

          13. Amendment of Section 6.1. Section 6.1 of the Asset Purchase Agreement is hereby amended by substituting the form of Noncompetition Agreement attached hereto as Exhibit B thereto with the form of Noncompetition Agreement attached hereto as Exhibit B.

          14. Amendment of Section 6.7. Section 6.7 of the Asset Purchase Agreement is hereby amended by substituting the form of Cranberry Purchase and Supply Agreement attached as Exhibit C thereto with the form of Cranberry Purchase and Supply Agreement attached hereto as Exhibit C.

          15. Amendment of Section 6.8. Section 6.8 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following new
Section 6.8:

                              6.8 Transition Agreement. At the Closing, Northland and Cliffstar shall execute and deliver a Transition Agreement ("Transition Agreement") in substantially the form of Exhibit F attached hereto.

          16. Amendment of Section 6.10. Section 6.10 of the Asset Purchase Agreement is hereby amended by substituting the form of Co-Packing Agreement attached as Exhibit E thereto with the form of Co-Packing Agreement attached hereto as Exhibit E.

          17. Amendment of Section 6.11. Section 6.11 of the Asset Purchase Agreement is hereby amended by deleting the phrase "Prior to Closing," and replacing it with the phrase "As soon as is reasonably practical following the Closing,".

          18. Creation of a New Section 6.13. A new Section 6.13 of the Asset Purchase Agreement is created to read as follows:

                              6.13  Subordination  Agreement.  At  the  Closing,
                    Northland and Cliffstar shall enter into a Subordination Agreement with HSBC Bank USA substantially in the form of Exhibit G attached hereto (the "Subordination Agreement").



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          19.  Amendment  of Section  11.1.(i).  Section  11.1.(i)  of the Asset
Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 11.1.(i):

                              11.1.(i)  Transition  Agreement.   The  Transition
                    Agreement referred to in Section 6.8 duly executed by Northland.

          20. Amendment of Section 11.1.(l). Section 11.1.(l) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 11.1.(l):

                              11.1.(l) Subordination        Agreement.       The
                    Subordination Agreement referred to in Section 6.13, duly executed by Northland.

          21. Amendment of Section 11.2.(h). Section 11.2.(h) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 11.2.(h):

                              11.2.(h)  Transition  Agreement.   The  Transition
                    Agreement referred to in Section 6.8 duly executed by Cliffstar.

          22. Amendment of Section 11.2.(k). Section 11.2.(k) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 11.2.(k):

                              11.2.(k)  Subordination       Agreement.       The
                    Subordination Agreement referred to in Section 6.13, duly executed by Cliffstar and HSBC Bank USA.

          23. Effective Time. The effective time for all legal, accounting and tax purposes for the transactions contemplated by the Asset Purchase Agreement shall be 11:59 p.m. on March 8, 2000.

          24. Amendment of Section 14.13. Section 14.13 of the Asset Purchase Agreement is hereby amended by deleting the definitions of "Minimum Annual Earnout Amount" and "Minimum Earnout Amount".



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          25.  No Other Amendment. Except as expressly amended hereby, the Asset
Purchase Agreement shall remain unchanged and in full force and effect. To the extent any words or provisions of the Amendment conflict with those of the Asset Purchase Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed a part of and hereby incorporated in the Asset Purchase Agreement.

          26. Counterparts. This Amendment may be executed by the parties hereto by separate counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

                                      NORTHLAND CRANBERRIES, INC.


                                      By:  /s/  John Swendrowski
                                         ---------------------------------------
                                           John Swendrowski
                                           Chairman and Chief Executive Officer


                                      CLIFFSTAR CORPORATION


                                      By:  /s/  Robert D. Gioia
                                         ---------------------------------------
                                           Robert D. Gioia
                                           Chairman